NXP Semiconductors Reports Third Quarter 2025 Results
EINDHOVEN, The Netherlands, October 27, 2025 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter, which ended September 28, 2025. “NXP reported quarterly revenue of $3.17 billion, exceeding the midpoint of our guidance. We experienced broad-based sequential improvement across all regions and end markets. Our outlook reflects the strength of our company specific growth drivers and signs of a cyclical recovery. We remain focused on disciplined investment and portfolio enhancement to drive profitable growth, while maintaining control over the factors we can influence,” said Rafael Sotomayor, NXP President and incoming Chief Executive Officer.

Key Highlights for the Third Quarter 2025:

•Revenue was $3.17 billion, down 2 percent year-on-year;
•GAAP gross margin was 56.3 percent, GAAP operating margin was 28.1 percent and GAAP diluted Net Income per Share was $2.48;
•Non-GAAP gross margin was 57.0 percent, non-GAAP operating margin was 33.8 percent, and non-GAAP diluted Net Income per Share was $3.11;
•Cash flow from operations was $585 million, with net capex investments of $76 million, resulting in non-GAAP free cash flow of $509 million;
•Capital return during the quarter was $310 million, representing 60.9 percent of third quarter non-GAAP free cash flow. Share buybacks were $54 million and dividends paid during the quarter were $256 million. After the end of the third quarter, between September 29, 2025, and October 24, 2025, NXP executed via a 10b5-1 program additional share repurchases totaling $100 million;
•On July 2, 2025, NXP announced its new 18-channel Li-ion battery cell controller BMx7318/7518 IC family, designed for electric vehicle high-voltage battery management systems (HVBMS), industrial energy storage systems (ESS) and 48 V battery management systems. The new IC family meets both automotive ASIL C and industrial SIL 2 functional safety certifications;
•On July 24, 2025, NXP reached a definitive agreement with STMicroelectronics International N.V., under which NXP will sell its MEMS sensors business line for an amount up to $950 million in cash, including $900 million at closing and up to an additional $50 million subject to the achievement of technical milestones. We expect final closing sometime during the first half of 2026;
•On August 19, 2025, NXP closed the pricing of an offering by its subsidiaries NXP B.V., NXP Funding LLC and NXP USA, Inc. of $500 million aggregate principal amount of 4.300% senior unsecured notes due 2028, $300 million aggregate principal amount of 4.850% senior unsecured notes due 2032 and $700 million aggregate principal amount of 5.250% senior unsecured notes due 2035;
•On August 28, 2025, the NXP board of directors has approved the payment of an interim dividend of $1.014 per ordinary share for the third quarter of 2025. The interim dividend was paid in cash on October 8, 2025, to shareholders of record as of September 17, 2025;
•On October 24, 2025, NXP closed the previously announced acquisition of Aviva Links for $243 million in cash before closing adjustments. Aviva Links is a provider of Automotive SerDes Alliance (ASA) compliant-in-vehicle connectivity solutions. The Aviva Links acquisition complements and expands NXP’s automotive networking solutions in the Automotive and Industrial & IoT end markets; and
•NXP has received all required regulatory approvals for the previously announced acquisition of Kinara, an industry leader in high performance, energy-efficient and programmable discrete neural processing units (NPUs). NXP and Kinara are in the process of completing all required closing conditions.

Summary of Reported Third Quarter 2025 ($ millions, unaudited) (1)

	Q3 2025	Q2 2025	Q3 2024	Q - Q	Y - Y
Total Revenue	$3,173	$2,926	$3,250	8%	-2%
GAAP Gross Profit	$1,787	$1,562	$1,866	14%	-4%
Gross Profit Adjustments (i)	$(23)	$(90)	$(26)
Non-GAAP Gross Profit	$1,810	$1,652	$1,892	10%	-4%
GAAP Gross Margin	56.3%	53.4%	57.4%
Non-GAAP Gross Margin	57.0%	56.5%	58.2%
GAAP Operating Income (Loss)	$893	$687	$990	30%	-10%
Operating Income Adjustments (i)	$(178)	$(248)	$(163)
Non-GAAP Operating Income	$1,071	$935	$1,153	15%	-7%
GAAP Operating Margin	28.1%	23.5%	30.5%
Non-GAAP Operating Margin	33.8%	32.0%	35.5%
GAAP Net Income (Loss) attributable to Stockholders	$631	$445	$718	42%	-12%
Net Income Adjustments (i)	$(159)	$(245)	$(172)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$790	$690	$890	14%	-11%
GAAP diluted Net Income (Loss) per Share (ii)	$2.48	$1.75	$2.79	42%	-11%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.11	$2.72	$3.45	14%	-10%

Additional information
	Q3 2025	Q2 2025	Q3 2024	Q - Q	Y - Y
Automotive	$1,837	$1,729	$1,829	6%	—%
Industrial & IoT	$579	$546	$563	6%	3%
Mobile	$430	$331	$407	30%	6%
Comm. Infra. & Other	$327	$320	$451	2%	-27%
DIO	161	158	149
DPO	58	60	60
DSO	31	33	30
Cash Conversion Cycle	134	131	119
Channel Inventory (weeks)	9	9	8
Gross Financial Leverage (iii)	2.6x	2.4x	1.9x
Net Financial Leverage (iv)	1.8x	1.8x	1.3x

1.Additional Information for the Third Quarter 2025:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Fourth Quarter 2025: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,200	$3,300	$3,400		$3,200	$3,300	$3,400
Q-Q	1%	4%	7%		1%	4%	7%
Y-Y	3%	6%	9%		3%	6%	9%
Gross Profit	$1,796	$1,870	$1,944	$(28)	$1,824	$1,898	$1,972
Gross Margin	56.1%	56.7%	57.2%		57.0%	57.5%	58.0%
Operating Income (loss)	$878	$942	$1,006	$(199)	$1,077	$1,141	$1,205
Operating Margin	27.4%	28.5%	29.6%		33.7%	34.6%	35.4%
Financial Income (expense)	$(112)	$(112)	$(112)	$(9)	$(103)	$(103)	$(103)
Tax rate	17.5%-18.5%				17.5%-18.5%
Equity-accounted investees	$(4)	$(4)	$(4)	$(1)	$(3)	$(3)	$(3)
Non-controlling interests	$(14)	$(14)	$(14)		$(14)	$(14)	$(14)
Shares - diluted	254.3	254.3	254.3		254.3	254.3	254.3
Earnings Per Share - diluted	$2.40	$2.61	$2.81		$3.07	$3.28	$3.49

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(6) million; Share-based Compensation, $(15) million; Other Incidentals, $(7) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(42) million; Share-based Compensation, $(118) million; Restructuring and Other Incidentals, $(39) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(9) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(1) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to non-foundry equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, October 28, 2025 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2025 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.61 billion in 2024. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; global trade disputes, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024

Revenue	$3,173	$2,926	$3,250
Cost of revenue	(1,386)	(1,364)	(1,384)
Gross profit	1,787	1,562	1,866
Research and development	(575)	(573)	(577)
Selling, general and administrative	(286)	(278)	(265)
Amortization of acquisition-related intangible assets	(31)	(25)	(29)
Total operating expenses	(892)	(876)	(871)
Other income (expense)	(2)	1	(5)
Operating income (loss)	893	687	990
Financial income (expense):
Other financial income (expense)	(98)	(86)	(82)
Income (loss) before income taxes	795	601	908
Benefit (provision) for income taxes	(148)	(116)	(173)
Results relating to equity-accounted investees	(1)	(28)	(6)
Net income (loss)	646	457	729
Less: Net income (loss) attributable to non-controlling interests	15	12	11
Net income (loss) attributable to stockholders	631	445	718

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.50	$1.76	$2.82
Diluted	$2.48	$1.75	$2.79

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,170	252,418	254,458
Diluted	254,310	253,844	257,717

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	September 28, 2025	June 29, 2025	September 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,454	$3,170	$2,748
Short-term deposits	500	—	400
Accounts receivable, net	1,095	1,071	1,070
Assets held for sale	292	294	—
Inventories, net	2,452	2,361	2,234
Other current assets	716	790	574
Total current assets	8,509	7,686	7,026

Non-current assets:
Deferred tax assets	1,313	1,306	1,131
Other non-current assets	2,186	1,909	1,510
Property, plant and equipment, net	3,086	3,130	3,309
Identified intangible assets, net	1,139	1,121	735
Goodwill	10,121	10,098	9,958
Total non-current assets	17,845	17,564	16,643

Total assets	26,354	25,250	23,669

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	886	892	899
Restructuring liabilities-current	49	65	52
Other current liabilities	1,384	1,471	1,542
Short-term debt	1,264	1,999	499
Total current liabilities	3,583	4,427	2,992

Non-current liabilities:
Long-term debt	10,971	9,479	9,683
Restructuring liabilities	60	60	4
Other non-current liabilities	1,313	1,348	1,246
Total non-current liabilities	12,344	10,887	10,933

Non-controlling interests	382	367	338
Stockholders’ equity	10,045	9,569	9,406
Total equity	10,427	9,936	9,744

Total liabilities and equity	26,354	25,250	23,669

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
Cash flows from operating activities:
Net income (loss)	$646	$457	$729
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	201	207	218
Share-based compensation	118	117	115
Amortization of discount (premium) on debt, net	1	—	—
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	(1)	(6)	—
Results relating to equity-accounted investees	1	28	6
(Gain) loss on equity securities, net	(1)	(3)	7
Deferred tax expense (benefit)	(8)	3	(40)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	54	(106)	(167)
(Increase) decrease in inventories	(96)	(90)	(86)
Increase (decrease) in accounts payable and other liabilities	(219)	33	118
(Increase) decrease in other non-current assets	(123)	131	(134)
Exchange differences	8	9	7
Other items	2	(3)	4
Net cash provided by (used for) operating activities	585	779	779

Cash flows from investing activities:
Purchase of identified intangible assets	(23)	(37)	(26)
Capital expenditures on property, plant and equipment	(77)	(83)	(186)
Proceeds from the disposals of property, plant and equipment	1	—	—
Purchase of interests in businesses, net of cash acquired	(11)	(679)	—
Investment in short-term deposits	(500)	—	—
Purchase of investments	(173)	(93)	(159)
Net cash provided by (used for) investing activities	(783)	(892)	(371)

Cash flows from financing activities:
Repurchase of long-term debt	—	(500)	—
Proceeds from the issuance of long-term debt	1,498	—	—
Cash paid for debt issuance costs	(8)	—	—
Proceeds from the issuance of commercial paper notes	215	1,565	—
Repayment of commercial paper notes	(950)	(1,315)	—
Dividends paid to common stockholders	(256)	(257)	(259)
Proceeds from issuance of common stock through stock plans	38	2	39
Purchase of treasury shares and restricted stock unit withholdings	(54)	(204)	(305)
Other, net	(1)	—	(1)
Net cash provided by (used for) financing activities	482	(709)	(526)

Effect of changes in exchange rates on cash positions	—	4	7
Increase (decrease) in cash and cash equivalents	284	(818)	(111)
Cash and cash equivalents at beginning of period	3,170	3,988	2,859
Cash and cash equivalents at end of period	3,454	3,170	2,748

Net cash paid during the period for:
Interest	44	109	27
Income taxes, net of refunds	174	167	196
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1	6	—
Non-cash investing activities:
Non-cash capital expenditures	112	103	125

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP Gross Profit	$1,787	$1,562	$1,866
PPA Effects	(6)	(7)	(12)
Restructuring	—	(61)	—
Share-based compensation	(15)	(14)	(14)
Other incidentals	(2)	(8)	—
Non-GAAP Gross Profit	$1,810	$1,652	$1,892
GAAP Gross margin	56.3%	53.4%	57.4%
Non-GAAP Gross margin	57.0%	56.5%	58.2%
GAAP Research and development	$(575)	$(573)	$(577)
Restructuring	(1)	(3)	—
Share-based compensation	(57)	(58)	(58)
Other incidentals	(2)	(7)	—
Non-GAAP Research and development	$(515)	$(505)	$(519)
GAAP Selling, general and administrative	$(286)	$(278)	$(265)
PPA effects	(1)	—	(1)
Restructuring	(2)	(3)	—
Share-based compensation	(46)	(45)	(43)
Other incidentals	(14)	(15)	(2)
Non-GAAP Selling, general and administrative	$(223)	$(215)	$(219)
GAAP Operating income (loss)	$893	$687	$990
PPA effects	(38)	(32)	(42)
Restructuring	(3)	(67)	—
Share-based compensation	(118)	(117)	(115)
Other incidentals	(19)	(32)	(6)
Non-GAAP Operating income (loss)	$1,071	$935	$1,153
GAAP Operating margin	28.1%	23.5%	30.5%
Non-GAAP Operating margin	33.8%	32.0%	35.5%
GAAP Income tax benefit (provision)	$(148)	$(116)	$(173)
Income tax effect	25	32	9
Non-GAAP Income tax benefit (provision)	$(173)	$(148)	$(182)
GAAP Net income (loss) attributable to stockholders	$631	$445	$718
PPA Effects	(38)	(32)	(42)
Restructuring	(3)	(67)	—
Share-based compensation	(118)	(117)	(115)
Other incidentals	(19)	(32)	(6)
Other adjustments:
Adjustments to financial income (expense)	(7)	(1)	(12)
Income tax effect	25	32	9
Results relating to equity-accounted investees, excluding Foundry investees[1]	1	(28)	(6)
Non-GAAP Net income (loss) attributable to stockholders	$790	$690	$890

Additional Information:
1. Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

($ in millions except share data)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP net income (loss) per common share attributable to stockholders - diluted	$2.48	$1.75	$2.79
PPA Effects	(0.15)	(0.12)	(0.16)
Restructuring	(0.01)	(0.27)	—
Share-based compensation	(0.47)	(0.46)	(0.45)
Other incidentals	(0.08)	(0.13)	(0.02)
Other adjustments:
Adjustments to financial income (expense)	(0.02)	—	(0.05)
Income tax effect	0.10	0.12	0.04
Results relating to equity-accounted investees, excluding Foundry investees[1]	—	(0.11)	(0.02)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.11	$2.72	$3.45

Additional Information:
1.Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP Financial income (expense)	$(98)	$(86)	$(82)
Foreign exchange loss	(6)	(7)	(3)
Other financial expense	(1)	6	(9)
Non-GAAP Financial income (expense)	$(91)	$(85)	$(70)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP Other income (expense)	$(2)	$1	$(5)
Other incidentals	(1)	(2)	(4)
Non-GAAP Other income (expense)	$(1)	$3	$(1)

NXP Semiconductors
Table 7: Financial Reconciliation of GAAP to non-GAAP Results relating to equity-accounted investees (unaudited)

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP Results relating to equity-accounted investees	$(1)	$(28)	$(6)
Results of equity-accounted investees, excluding Foundry investees[1]	1	(28)	(6)
Non-GAAP Results relating to equity-accounted investees	$(2)	$—	$—

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 8: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
GAAP Net income (loss)	$646	$457	$729
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	98	86	82
(Benefit) provision for income taxes	148	116	173
Depreciation and impairment	132	143	149
Amortization	69	64	69
EBITDA (Non-GAAP)	$1,093	$866	$1,202
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	(1)	28	6
Restructuring	3	67	—
Share-based compensation	118	117	115
Other incidental items[2]	19	25	6
Adjusted EBITDA (Non-GAAP)	$1,232	$1,103	$1,329
Trailing twelve month adjusted EBITDA (Non-GAAP)	$4,648	$4,745	$5,235

Additional Information:
1.Refer to Table 7 above for further information regarding the results relating to equity-accounted investees.
2. Excluding from total other incidental items, charges included in depreciation, amortization or impairment reconciling items:
–other incidental items	—	7	—

($ in millions)	Three months ended
	September 28, 2025	June 29, 2025	September 29, 2024
Net cash provided by (used for) operating activities	$585	$779	$779
Net capital expenditures on property, plant and equipment	(76)	(83)	(186)
Non-GAAP free cash flow	$509	$696	$593
Trailing twelve month non-GAAP free cash flow	$1,924	$2,008	$2,759
Trailing twelve month non-GAAP free cash flow as percent of Revenue	16%	17%	21%